EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Investor Contact:

Doug Farrell

Vice President of Investor Relations

408-731-5285

Media Contact:

Anne Bowdidge

Director, Global Public Relations

408-731-5925

AFFYMETRIX REPORTS RECORD INSTRUMENT REVENUE

- Company posts strong operating profit -

Santa Clara, Calif. — July 23, 2003 — Affymetrix, Inc., (Nasdaq: AFFX) today reported its operating results for the second quarter ended June 30, 2003.  The Company reported net income of approximately $5.2 million or $0.09 per basic and diluted share in the second quarter of 2003, as compared to a net loss of $1.6 million or $0.03 per basic and diluted share in the second quarter of 2002.

Total revenue for the quarter was $68.6 million, of which $2.8 million was related to the sale of wafers to Perlegen Sciences, Inc., compared to total revenue of $70.7 million in the second quarter of 2002, of which $5.6 million was related to the sale of wafers to Perlegen.

Product and product related revenue increased to $63.2 million for the second quarter of 2003, compared to $58.6 million in the same period in 2002.  Second quarter product sales included GeneChip® array revenue of $29.4 million and record instrument revenue of $15.6 million.  The combination of next generation system purchases and upgrades contributed to strong instrument sales for the quarter.

Royalties and other revenue were $2.7 million for the second quarter of 2003 compared to $6.4 million in the second quarter of 2002.

Total costs and expenses for the quarter were $63.8 million compared to $69.2 million in the second quarter of 2002.

Cost of product and product related revenue was $19.3 million in the second quarter of 2003 compared to $21.0 million in the same period of 2002.  Product and product related gross margin was 69.5% in the second quarter compared to 64.1% in the second quarter of 2002.

Research and development expenses were $16.6 million during the second quarter of 2003 compared to $17.3 million in the second quarter of 2002.

Selling, general and administrative expenses were $24.2 million for the second quarter for 2003 compared to $23.0 million in the second quarter of 2002.

Quarterly Highlights

•                  In July, Affymetrix launched the GeneChip® Mapping 10K Array and the GeneChip® CustomSeq™ Resequencing Array enabling the DNA analysis markets with GeneChip technology.

•                  The first ‘Powered by Affymetrix’ product, the Roche AmpliChip™ CYP450, was launched.

•                  Customer demand for next generation products was indicated by record instrumentation sales.

•                  The Company launched the SARS GeneChip® product for research into the sequence diversity of this pathogen contributing to the understanding of SARS and the search for treatments.

•                  The Company established 12 new service providers worldwide, doubling the provider base, increasing customer access to GeneChip technology.

•                  Affymetrix gained five new BiotechAccess™ customers.

•                  The Company repurchased more than $100 million in subordinated convertible notes.

Financial Outlook for 2003

The Company expects product and product related revenue of approximately $68-73 million for the third quarter, and net income per diluted share of $0.07-0.09. For fiscal 2003, the Company expects product and product related revenue of approximately $280 million and total revenue of approximately $300 million.

Affymetrix’ management team will host a conference call to review its operating results for the second quarter and provide financial guidance for 2003.  Investors and other interested parties can listen by dialing domestic: (888) 737-3798, international: (706) 643-2578 on July 23 at 2:00 p.m. PT.  A replay of the conference call will be available until 5:00 p.m. PT on July 30 at the following numbers: domestic: (800) 642-1687, international: (706) 645-9291; passcode for both: 1317012#.  To access a webcast of the conference call, please visit the Investor Relations section of the Company’s website at www.affymetrix.com.

About Affymetrix

Affymetrix is a pioneer in creating breakthrough tools that are driving the genomic revolution. By applying the principles of semiconductor technology to the life sciences, Affymetrix develops and commercializes systems that enable scientists to improve the quality of life. The Company’s customers include pharmaceutical, biotechnology, agrichemical, diagnostics and consumer products companies as well as academic, government and other non-profit research institutes. Affymetrix offers an expanding portfolio of integrated products and services, including its integrated GeneChip platform, to address growing markets focused on understanding the relationship between genes and human health. Additional information on Affymetrix can be found at www.affymetrix.com.

All statements in this press release that are not historical are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act as amended, including statements regarding Affymetrix’ “expectations,” “beliefs,” “hopes,” “intentions,” “strategies,” or the like.  Such statements, including Affymetrix’ financial outlook for 2003, are subject to risks and uncertainties that could cause actual results to differ materially for Affymetrix from those projected, including, but not limited to, risks of the Company’s ability to achieve and sustain higher levels of revenue, higher gross margins, reduced operating expenses, market acceptance, personnel retention, uncertainties relating to the length and severity of the current global economic weakness, the reduction in overall capital spending in the academic and biotechnology sectors, changes in government funding policies, unpredictable fluctuations in quarterly revenues, uncertainties related to cost and pricing of Affymetrix products, dependence on collaborative partners, uncertainties relating to sole source suppliers, uncertainties relating to FDA, and other regulatory approvals, competition, risks relating to intellectual property of others and the uncertainties of patent protection and litigation.  These and other risk factors are discussed in Affymetrix’ Form 10-K for the year ended December 31, 2002 and other SEC reports, including its Quarterly Reports on Form 10-Q for subsequent quarterly periods.  Affymetrix expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Affymetrix’ expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based.

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PLEASE NOTE:

Affymetrix, the Affymetrix logo and GeneChip are trademarks owned or used by Affymetrix, Inc.  CustomExpress is a trademark of Affymetrix, Inc.

AFFYMETRIX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(UNAUDITED)

	June 30, 2003	December 31, 2002
		(Note 1)
ASSETS
Current assets:
Cash and cash equivalents	$37,208	$67,888
Available-for-sale securities	303,376	293,570
Accounts receivable, net	50,963	65,986
Inventories	26,676	26,739
Prepaid expenses and other current assets	2,739	3,770
Total current assets	420,962	457,953
Property and equipment, net	66,540	72,836
Acquired technology rights, net	29,239	23,039
Goodwill	18,601	18,601
Notes receivable from employees	1,578	1,674
Other assets	22,690	27,300
Total assets	$559,610	$601,403

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$61,953	$66,864
Deferred revenue - current portion	33,898	19,381
Total current liabilities	95,851	86,245
Deferred revenue – long-term portion	50,520	—
Other long-term liabilities	7,841	8,322
Convertible subordinated notes	267,460	368,900
Common stock purchase rights	3,000	3,000
Stockholders’ equity:
Common stock	589	585
Additional paid-in capital	361,135	355,515
Notes receivable from stockholders	(762)	(720)
Deferred stock compensation	(6,647)	(8,015)
Accumulated other comprehensive income	1,095	515
Accumulated deficit	(220,472)	(212,944)
Total stockholders’ equity	134,938	134,936
Total liabilities and stockholders’ equity	$559,610	$601,403

Note 1:

The condensed consolidated balance sheet at December 31, 2002 has been derived from the audited consolidated financial statements at that date included in the Company’s Form 10-K for the fiscal year ended December 31, 2002.

AFFYMETRIX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Revenue:
Product sales	$49,216	$47,692	$95,974	$93,748
Product related revenue	13,977	10,954	28,366	22,108

Total product and product related revenue	63,193	58,646	124,340	115,856
Royalties and other revenue	2,690	6,405	5,845	11,360
Revenue from Perlegen Sciences	2,751	5,615	5,261	11,586

Total revenue	68,634	70,666	135,446	138,802

Costs and expenses:
Cost of product sales	16,997	19,905	33,817	39,341
Cost of product related revenue	2,308	1,127	4,501	2,385
Cost of revenue from Perlegen Sciences	2,751	5,615	5,261	11,586
Research and development	16,622	17,326	32,527	34,015
Selling, general and administrative	24,183	22,995	52,159	46,485
Amortization of deferred stock compensation(1)	673	1,934	1,368	5,641
Amortization of purchased intangibles	281	281	562	562
Charge for acquired in-process research and development	—	—	10,096	—

Total costs and expenses	63,815	69,183	140,291	140,015

Income (loss) from operations	4,819	1,483	(4,845)	(1,213)
Interest income and other, net	5,986	2,063	8,362	6,307
Interest expense	(5,266)	(4,929)	(10,167)	(9,858)

Net income (loss) before income taxes	5,539	(1,383)	(6,650)	(4,764)
Income tax provision	(344)	(201)	(878)	(401)

Net income (loss)	$5,195	$(1,584)	$(7,528)	$(5,165)

Basic and diluted net income (loss) per common share	$0.09	$(0.03)	$(0.13)	$(0.09)

Shares used in computing basic net income (loss) per common share	58,708	57,922	58,628	57,869

Shares used in computing diluted net income (loss) per common share	60,193	57,922	58,628	57,869

(1)           For the quarters ended June 30, 2003 and 2002, and for the six months ended June 30, 2003 all stock compensation is related to research and development derived from the acquisition of Neomorphic, Inc. For the stock compensation expense recorded in the six months ended June 30, 2002, $4.0 million was related to research and development and $1.6 million was related to selling, general and administration.